SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            WOODHEAD INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                                               December 22, 2000

Dear Stockholder:

You are cordially invited to attend the 2001 Annual Meeting of Stockholders. The meeting will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois at 10:00 a.m. on Friday, January 26, 2001. After the business session, we will report on current operations and other matters of importance.

The formal Notice and Proxy Statement appear on the following pages and contain details of the business to be conducted at the meeting. In addition to the election of three directors, you will be asked to ratify the appointment of the independent public accountants.

Northbrook is a northern suburb of Chicago and the Northbrook Hilton Hotel is located just west of the Illinois Tollway near the intersection of Milwaukee Avenue (Rt. 21) and Palatine Road.

Your vote is very important regardless of the number of shares you own. We hope you can attend the meeting. However, whether or not you plan to attend, please sign, date and return the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy if you wish and vote personally.

                                               Sincerely,


                                               C. Mark DeWinter
                                               Chairman and
                                               Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
           JANUARY 26, 2001

To Our Stockholders:

The Annual Meeting of the Stockholders of Woodhead Industries, Inc. (the "Company") will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois on Friday, January 26, 2001 at 10:00 a.m., Chicago time, to consider and take action upon the following matters which are described more fully in the enclosed Proxy Statement:

         1.       The election of three directors;

         2.       The ratification of the appointment of Arthur
                  Andersen LLP as independent public accountants of the Company; and

         3. The transaction of such other business as may properly come before the meeting.

The Board of Directors has fixed December 1, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the principal office of the Company, Three Parkway North, Suite 550, Deerfield, Illinois, for a period of ten days prior to the meeting and at the meeting.

The Board of Directors has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the three persons listed in the attached Proxy Statement; FOR the ratification of the appointment of independent public accountants; and on any other business that may properly come before the Annual Meeting as the named proxies in their best judgment shall decide.

                                           Robert J. Tortorello
                                           Secretary

Deerfield, Illinois
December 22, 2000

WOODHEAD INDUSTRIES, INC.

PROXY STATEMENT
                                                       Deerfield, Illinois
                                                       December 22, 2000

To the Stockholders of Woodhead Industries, Inc.

The accompanying proxy is solicited by and on behalf of the Board of Directors of Woodhead Industries, Inc., Three Parkway North, Suite 550, Deerfield, Illinois 60015, for use at the Annual Meeting of Stockholders of the Company to be held January 26, 2001 and at any adjournments or postponements of such meeting. This Proxy Statement and accompanying proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders on or about December 22, 2000.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of the Company at Woodhead Industries, Inc., Three Parkway North, Suite 550, Deerfield, Illinois 60015.

SHARES OUTSTANDING AND VOTING RIGHTS

Only stockholders of record at the close of business on December 1, 2000 are entitled to vote at the meeting. On that date the Company had outstanding 11,439,958 shares of Common Stock, each of which is entitled to one vote. Stockholders do not have cumulative voting rights with respect to the election of directors.

The matters to be considered and acted upon at such meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies which are returned properly signed will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board. The Company's By-laws require that the holders of a majority of the total number of shares issued and outstanding be represented in person or by proxy in order for the business of the meeting to be transacted. Abstentions and broker non-votes will be counted in the determination of whether a quorum exists.

ITEM 1

ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

The Company's By-laws provide that the Board of Directors shall consist of no more than twelve directors, but no less than five directors, divided into three classes, the classes to be as nearly equal in number as possible. The Board of Directors currently consists of ten members.

Class II, to be elected at this meeting, consists of three directors to serve until the 2004 Annual Meeting of Stockholders or until their successors have been elected and qualified. The nominees, Linda Y. C. Lim, Dale A. Miller and Alan L. Shaffer are the current members of Class II, and their terms expire at this meeting. C. Mark DeWinter, a current member of Class I, is retiring from the Board on December 31, 2000. The Board of Directors has determined not to fill the vacancy created by Mr. DeWinter's retirement at this time and has approved a resolution reducing the size of the Board to nine members effective immediately upon Mr. DeWinter's retirement.

Shares represented by proxies which are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld. Each of the nominees has consented to serve as a director if elected. Although it is not anticipated, if any of the nominees should be unable or unwilling to serve as a director, it is intended that the proxies will be voted for such other person or persons, if any, as the Board of Directors may determine.

The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote is required to elect directors. Abstentions and broker non-votes will have the same effect as a no vote.

The following sets forth certain information with respect to the nominees as well as to those directors in Classes I and III whose terms continue after the meeting.

THE MANAGEMENT NOMINEES FOR DIRECTOR ARE:

                                        Principal Occupation                         Director      Term to
     Name of Nominee                       or Employment                Age           Since        Expire
     ---------------                    --------------------            ---          --------      -------
Class II
--------

Linda Y. C. Lim (A)(E)..........    Associate Professor of Corporate     50          Nov. 1997      2004
                                      Strategy and International
                                      Business, University
                                      of Michigan Business School

Dale A. Miller (A)(E)...........    Retired President and Chief          53          Apr. 1993      2004
                                      Executive Officer,
                                      Novartis Animal Health US,Inc.

Alan L. Shaffer (A)(C)..........    Vice President, Manufacturing        50          June 1996      2004
                                      Services, American Axle &
                                      Manufacturing, Inc.


THOSE DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR ARE:

Class I
-------

Charles W. Denny (C)(N).........    Chairman, Square D Company and       64          Feb. 1993      2003
                                      Schneider Electric North
                                      America

Ann F. Hackett(C)(N)............    Director, Horizon Consulting         46          Nov. 1997      2003
                                      Group, LLC

Eugene P. Nesbeda (C)(N)........    President, Tetra Pak Plastic         46          June 1997      2003
                                      Packaging

Class III
---------

Daniel T. Carroll (C)(N)........    Chairman, The Carroll Group          74          Jan. 1987      2002

Philippe Lemaitre (E)...........    President and Chief Operating        51          Oct. 1999      2002
                                      Officer of the Company

Sarilee K. Norton (A)(N)........    Director, Dock Square                53          May 1996       2002
                                      Consultants, Inc.


(A)  Member of Audit Committee
(C)  Member of Compensation and Stock Option Committee
(E)  Member of Executive Committee
(N)  Member of Nominating Committee

Dr. Linda Y. C. Lim is an Associate Professor of Corporate Strategy and International Business at the University of Michigan Business School. From 1994 to 2000, she had been Associate Professor of International Business at the school. She also has been Director of the University's Southeast Asia Business Program since 1993.

Mr. Dale A. Miller retired in 2000 as President and Chief Executive Officer of Novartis Animal Health US, Inc., a position he had held since 1996. Prior to that, he was President and Chief Executive Officer of Sandoz Agro, Inc. and Sandoz Agro, Ltd. for more than 10 years. Novartis Animal Health US, Inc., is an international manufacturer of specialty animal health products.

Mr. Alan L. Shaffer became Vice President, Manufacturing Services, American Axle & Manufacturing, Inc. in late 2000. Earlier in 2000, he served as Executive Vice President at Eventory, Inc. Prior to that, he had been Group Vice President-Metal Working Technologies at Milacron Inc. since 1986. American Axle is a world leader in the design, engineering and manufacture of driveline and chassis systems for autos, trucks, buses and sport utility vehicles.

Mr. Charles W. Denny is Chairman of Square D Company and Schneider Electric North America. On January 1, 2001, Mr. Denny will become the Company's Chairman of the Board. In 1998, he retired as Chief Executive Officer of Group Schneider North America. Prior to May 1997, he had been President and Chief Executive Officer of Group Schneider North America and President and Chief Operating Officer of Square D Company since 1992. Square D Company is one of North America's largest manufacturers of quality electrical power control and distribution products.

Ms. Ann F. Hackett is Director, Horizon Consulting Group, LLC, which was founded in 1996. She also has been Vice President, Soul Source, Inc. since 1996. Prior to that she had been an independent management consultant in human resource and strategy development from 1990 to 1996. Horizon Consulting Group and Soul Source, Inc. provide strategic, organizational, marketing and operational advice to clients.

Mr. Eugene P. Nesbeda, has been President, Tetra Pak Plastic Packaging at Tetra Pak Group since 1995. Prior to that, he served as an officer of the General Electric Company since 1989,his most recent position there being Vice President and General Manager of GE Structured Products from 1992. Tetra Pak Plastic Packaging is one of the world's leading suppliers of packaging to the liquid food industry.

Mr. Daniel T. Carroll, Chairman of The Carroll Group, has served in that position since 1982. He currently serves as a director of A. M. Castle & Co.; American Woodmark Corp.; Aon Corporation; Comshare, Inc.; Diversa Inc.; Oshkosh Truck Corporation; and Wolverine World Wide, Inc. The Carroll Group is a management consulting firm.

Mr. Philippe Lemaitre joined the Company in October 1999 as its President and Chief Operating Officer. On January 1, 2001, Mr. Lemaitre will become the Company's President and Chief Executive Officer. Prior to joining the Company, he had served as the Chief Technology Officer at Amp, Inc. since 1997. Prior to that, he had been Vice President and General Manager of the Automotive Electronics Group of TRW, Inc. since 1994.

Ms. Sarilee K. Norton, has been a Director, Dock Square Consultants, Inc. since May 1999. She had been Vice President-Corporate Strategy, Tenneco since January 1997. Prior to that, she had been Vice President, Quality Management and Strategy for Tenneco Packaging for more than five years.


INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

Board of Directors

The Board normally considers dividend action in January, April, July and October. At its October meeting it reviews the results of operations for the fiscal year just ended and the Company's operating plan for the year ahead as well as the capital budget for the ensuing year.

In fiscal 2000, there were nine meetings of the Board of Directors. All directors were present for 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they serve, with the exception of Mr. Nesbeda.

Committees of the Board

The committees established by the Board to assist it in the discharge of its responsibilities are the Audit Committee, Compensation and Stock Option Committee, Executive Committee, and Nominating Committee. These committees and the principal responsibilities of each are described below. Respective memberships on the various committees are identified in the list of directors in this Proxy Statement.

The Audit Committee currently consists of four directors who are not employees of the Company ("non-employee directors"). The Audit Committee has a charter, which is attached to this Proxy Statement as Appendix A. This Committee reviews the results and costs of audits by the Company's outside auditors. Each year this Committee recommends the appointment of an independent public accounting firm. Periodically, it meets with representatives of that firm and with the Company's management. It also reviews and monitors policies established to prevent unethical, questionable or illegal activities by those associated with the Company. All members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee held four meetings during fiscal 2000.

The Compensation and Stock Option Committee consists of five non-employee directors. This Committee makes recommendations to the Board of Directors as to the salaries of the Company's officers as well as incentive plans and other forms of compensation. This Committee also grants stock options to management personnel and key employees of the Company and its subsidiaries, and maintains administrative authority with respect to the Woodhead Industries, Inc. Stock Compensation Plans. The Compensation and Stock Option Committee held two meetings during fiscal 2000.

The Executive Committee, comprised of four directors, exercises the authority of the Board of Directors in certain matters subject to the final approval of the entire Board. This Committee meets periodically to discuss and review matters of interest to the Board. The Executive Committee held no meetings during fiscal 2000.

The Nominating Committee, comprised of five directors, reviews the qualifications of possible directors and submits its recommendations to the Board of Directors to fill board vacancies. This Committee also reviews and recommends board committee assignments. The By-laws provide a procedure for stockholder nominations. [See Proposals of Stockholders] The Nominating Committee held one meeting during fiscal 2000.

DIRECTORS' COMPENSATION

Directors who are officers of the Company receive no additional compensation for service on the Board of Directors or any committee thereof or on any Company committee. Non-employee directors each receive an annual retainer of $17,000 plus an additional $900 for attendance at each meeting of the Board or a committee of the Board. Committee chairpersons also receive an annual stipend of $1,000.

Under a deferred compensation arrangement, non-employee directors may elect to defer payment of their annual retainers and fees until termination of their services as directors. Deferred amounts accrue interest at the Federal Reserve Discount Rate until paid. The Company has established a trust to ensure payment to all directors of their deferred compensation and retirement benefits.

Pursuant to the 1999 Stock Awards Plan, non-employee directors are eligible to receive grants of either stock options or restricted stock. Under this plan, the Compensation and Stock Option Committee determines the number of shares covered by an option and the option price, which price, however, may not be less than the fair market value of the stock at the time of the grant. Grants of 2,000 options (16,000 in aggregate) were made to each non-employee director on October 24, 2000 with an exercise price of $20.57.

During fiscal 2000, Mr. Denny exercised an option for 2,250 shares with an exercise price of $9.333 per share. At the time of this exercise the fair market value of the stock was $10.25. Mr. Miller exercised three options, one for 2,250 shares and two for 1,500 shares each with exercise prices of $9.33, $14.31 and $13.19, respectively. At the time of these exercises the fair market value of the stock was $9.88, $21.47 and $21.47, respectively. Also, Ms. Norton exercised two options, for 1,400 and 525 shares with exercise prices of $10.03 and $11.38, respectively. At the time of these exercises the fair market value of the stock was $20.06. Finally, Mr. Carroll exercised an option for 1,500 shares with an exercise price of $14.31. At the time of this exercise the fair market value of the stock was $20.81.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and NASDAQ. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, all forms were filed on a timely basis except that: Dr. Linda Y. C. Lim, a director, filed one required form late with respect to three transactions; Sarilee K. Norton, a director, filed one required form late with respect to four transactions; and W. Arwel Rees, Vice President, President of Woodhead Connectivity Europe, filed five required forms late with respect to six transactions.

                          STOCK OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of December 1, 2000, by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group.

                                   Number of Shares               Percent of
                                   Beneficially Owned(1)(2)         Class
                                   ------------------------       ----------

Charles P. Andersen                       41,000                      *
Daniel T. Carroll                         26,252                      *
Charles W. Denny                          14,850                      *
C. Mark DeWinter                         484,505                     4.2%
Ann F. Hackett                             7,000                      *
Philippe Lemaitre                         70,000(3)                   *
Linda Y. C. Lim                            8,344                      *
Dale A. Miller                             9,250(4)                   *
Eugene P.  Nesbeda                         9,000(4)                   *
Sarilee K. Norton                          8,389                      *
W. Arwel Rees                             56,250(5)                   *
Alan L. Shaffer                           11,500(4)                   *
Robert J. Tortorello                      94,688(4)                   *
All directors and executive
 officers as a group
 (16 persons) including
 above-named                             971,231                     8.5%

----------------
*Less than 1%.

(1) Except as otherwise indicated, each director and executive officer has sole voting and investment power over the shares he or she beneficially owns.

(2) Includes shares which may be acquired within 60 days pursuant to option grants as follows: Mr. Andersen - 36,500 shares, Mr. Carroll - 7,500 shares, Mr. Denny - 7,500 shares, Mr. DeWinter - 403,000 shares, Ms. Hackett - 4,000 shares, Mr. Lemaitre - 40,000 shares, Ms. Lim - 4,000 shares, Mr. Miller - 6,000 shares, Mr. Nesbeda - 6,000 shares, Ms. Norton - 5,500 shares, Mr. Rees - 54,250 shares, Mr. Shaffer - 7,500 shares, Mr. Tortorello - 68,000 shares, and all directors and officers as a group - 743,825 shares. Stock options carry no voting or investment rights.

(3) Includes 30,000 shares granted as a restricted stock award under the 1996 Stock Awards Plan. 5,000 shares vest on October 1, 2001, 5,000 vest on October 1, 2003 and the balance vests on October 1, 2006. Mr. Lemaitre has the right to vote such shares.

(4) Shared voting and investment power as follows: Mr. Miller - 3,250 shares, Mr. Nesbeda - 3,000 shares, Mr. Shaffer - 4,000 shares, and Mr. Tortorello - 19,450 shares.

(5) Excludes 3,500 shares owned by Mr. Rees' spouse for which he disclaims any beneficial ownership.

OTHER BENEFICIAL OWNERS

The following table shows persons or groups who are known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company as of December 1, 2000:

        Name and Address             Amount and Nature of   Percent
       of Beneficial Owner           Beneficial Ownership   of Class
       -------------------           --------------------   --------

T. Rowe Price Associates, Inc........      939,400(1)         8.2
100 East Pratt Street
Baltimore, Maryland 21202

Credit Suisse Asset Management.......      735,950(2)         6.4
277 Park Avenue, 24th Floor
New York, New York 10172

Lord, Abbett & Co....................      714,529(3)         6.2
90 Hudson Street
Jersey City, New Jersey 07302

Mary W. Eklund.......................      619,301(4)         5.4
666 Hilary Drive
Tiburon, California 94920

Dimensional Fund Advisors Inc........      611,900(5)         5.4
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401


(1) These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Fund, Inc., which owns 578,000 shares, representing 5.1% of the shares outstanding, for which
         T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole dispositive power for the entire holding of 939,400 shares and has sole voting power for 268,400 shares.

(2) Information provided by Credit Suisse Asset Management ("Credit Suisse") and stockholder records indicates that Credit Suisse has sole dispositive power as to the entire 735,950 shares and sole voting power as to 563,056 shares. Credit Suisse has shared voting power as to 38,000 shares.

(3) Information provided by Lord, Abbett & Co. indicates that Lord, Abbett & Co. has sole voting and sole dispositive power as to 714,529 shares.

(4) Information provided by Mary W. Eklund and stockholder records indicates that Mary W. Eklund has shared voting and dispositive power as to 565,201, and sole voting and dispositive power as to 53,600 shares. Included are 500 shares owned by Ms. Eklund's spouse for which she disclaims any beneficial interest.

(5) Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 611,900 shares of Woodhead Industries, Inc. stock as of September 30, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 20, 1999 the Company provided Philippe Lemaitre, the Company's President and Chief Operating Officer, with a loan of $350,000, bearing interest at 6.3% per annum, with accrued interest due and payable on September 20th of each of the next three years, and principal payments of $150,000 and $200,000 due on or about November 14, 2000 and September 20, 2002, respectively. The loan was made to assist Mr. Lemaitre in the purchase of his principal residence upon his relocation to the Chicago area and is secured by a mortgage on such residence. The largest aggregate indebtedness during the period was $373,258.22 and the amount outstanding on November 30, 2000 was $204,289.18.

On October 18, 1999 the Company provided C. Mark DeWinter, the Company's Chairman and Chief Executive Officer, with a loan of $127,000, bearing interest at 6.3% per annum, with principal and accrued interest due and payable on July 18, 2000. The loan was made to assist Mr. DeWinter in the exercise of certain stock options and the payment of related withholding taxes and is secured by the pledge of the Company's common stock issued pursuant to such exercise. The largest aggregate indebtedness during the period was $133,904.97 and that amount has been repaid in full.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executives") for services to the Company and its subsidiaries during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                             -----------------------------------       ----------------------
                                                                          OTHER
                                                                          ANNUAL       RESTRICTED                  ALL OTHER
                                                                          COMPEN-        STOCK                     COMPENSA-
                                             SALARY         BONUS         SATION        AWARDS(3)     OPTIONS       TION(4)
NAME AND PRINCIPAL POSITION       YEAR         ($)           ($)            ($)           ($)           (#)           ($)
----------------------------------------------------------------------------------------------------------------------------
C. M. DeWinter                    2000       380,000       252,700          (1)            0           44,000        17,275
Chairman and                      1999       360,000        37,800          (1)            0           55,000        14,387
Chief Executive Officer           1998       335,000          0             (1)            0           45,000        16,520

P. J. Lemaitre                    2000       340,000       209,950          (1)            0              0          16,100
President and                     1999          -             -              -          309,300        40,000           -
Chief Operating Officer           1998          -             -              -             -              -             -

C. P. Andersen                    2000       162,000       127,170          (1)            0            7,000        15,764
Vice President, President of      1999       157,981          0          109,265(2)        0           10,000        12,091
Woodhead Connectivity,            1998       133,500          0             (1)            0            7,500        12,152
North America

W. A. Rees                        2000       162,000        64,428          (1)            0            7,000        10,747
Vice President, President of      1999       121,725        78,944          (1)            0           10,000         8,521
Woodhead Connectivity, Europe     1998       111,199        74,424          (1)            0            7,000         7,783

R. J. Tortorello                  2000       157,200        59,660          (1)            0            3,200        15,877
Vice President,                   1999       151,200         9,072          (1)            0            4,000        12,009
General Counsel and               1998       148,200          0           16,097(2)        0            5,500        13,353
Secretary
----------------------------------------------------------------------------------------------------------------------------

(1) No disclosure is required pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of perquisites and other personal benefits covered by this column does not exceed the lesser of $50,000, or 10% of the annual salary and bonus shown for the indicated Named Executives.

(2)      Includes amounts for (a) membership dues, (b) Company automobiles and
         (c) relocation reimbursement as follows: Mr. Tortorello - 1998
         (a)$6,162 and (b)$8,995; and Mr. Andersen - 1999 (c)$98,933.

(3) The aggregate number and value of restricted shares granted to Mr. Lemaitre in 1999, valued as of the last day of the fiscal year, are 30,000 and $624,375, respectively.

(4)      Reflects amounts for(a) the Company's defined contribution plans and
         (b) life insurance premium payments as follows: Mr. DeWinter - 2000
         (a)$15,134 and (b)$2,141, 1999 (a)$11,449 and (b)$2,938, 1998
         (a)$12,785 and (b)$3,735; Mr. Lemaitre - 2000 (a)$15,134 and (b)$966;
         Mr. Andersen - 2000 (a)$15,134 and (b)$630, 1999 (a)$11,091 and
         (b)$1,000, 1998 (a)$11,563 and (b)$589; Mr. Rees - 2000 (a)$10,510 and
         (b) $237, 1999 (a)$8,521, 1998 (a)$7,783; and Mr. Tortorello - 2000
         (a)$14,925 and (b)$952, 1999 (a)$10,819 and (b)$1,190, 1998 (a)$12,413
         and (b)$940.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information on option grants in fiscal 2000 to the Named Executives.

                               INDIVIDUAL GRANTS
-----------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                                     PERCENT OF                                   AT ASSUMED ANNUAL RATES OF
                                        TOTAL                                     STOCK PRICE APPRECIATION
                                       OPTIONS                                    FOR OPTION TERM(2)
                      OPTIONS         GRANTED TO     EXERCISE OR                  --------------------------
                     GRANTED(1)      EMPLOYEES IN   BASE PRICE(1)  EXPIRATION        5%               10%
       NAME             (#)          FISCAL 2000      ($/SHARE)      DATE            ($)              ($)
------------------------------------------------------------------------------------------------------------
C.M. DeWinter          30,000           18.9%           10.03       10/26/09       189,300          479,700
                       14,000            8.8%           12.33       01/28/10       108,500          275,100
P.J. Lemaitre               0              -               -           -                 0                0
C.P. Andersen           5,000            3.2%           10.03       10/26/09        31,550           79,950
                        2,000            1.3%           12.33       01/28/10        15,500           39,300
W.A. Rees               5,000            3.2%           10.03       10/26/09        31,550           79,950
                        2,000            1.3%           12.33       01/28/10        15,500           39,300
R.J. Tortorello         2,300            1.5%           10.03       10/26/09        14,513           36,777
                          900             .6%           12.33       01/28/10         6,975           17,685
------------------------------------------------------------------------------------------------------------

(1) All such options were granted on October 26, 1999 and January 28, 2000 respectively, at fair market value on such dates and were not exercisable until one year after the grant.

(2) Amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout the option term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. However, an increase of approximately $72 million and $182 million, respectively, in the "Potential Realizable Value" would be realized by all shareholders under the prescribed 5% and 10% stock price appreciation rates.

                           AGGREGATED OPTION EXERCISES
                             IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES


The following table sets forth information regarding stock option exercises during fiscal 2000 and the unexercised options held as of the end of fiscal 2000.

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                          SHARES                            OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                        ACQUIRED ON        VALUE                YEAR END                AT FISCAL YEAR END(1)
                         EXERCISE         REALIZED                 (#)                           ($)
       NAME                (#)              ($)         EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
C.M. DeWinter             78,000          851,640            373,000/44,000               3,364,460/442,200
P.J. Lemaitre                  0                0                  0/40,000                       0/420,000
C.P. Andersen              2,500           16,535             31,500/ 7,000                 173,302/ 70,840
W.A. Rees                  3,880           39,476             49,250/ 7,000                 402,373/ 70,840
R.J. Tortorello           20,000          244,006             65,700/ 3,200                 692,478/ 32,416
---------------------------------------------------------------------------------------------------------------

(1) Value represents the fair market value as of the end of fiscal 2000 of the shares subject to such options less the exercise price of such options.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

The Company's primary financial objective is to increase shareholder value. To achieve this objective, the Company has created a comprehensive business strategy. The purpose of the Compensation and Stock Option Committee of the Board of Directors (the "Committee") is to establish and administer total executive compensation policies which are aligned with the Company's strategic business objectives. The Committee, which is composed entirely of non-employee directors, recommends compensation actions for all corporate officers to the Board of Directors for approval.

COMPENSATION PHILOSOPHY

There are certain guiding principles to which the Committee adheres in structuring the compensation packages of key executives including the Named Executives. These are:

         PAY FOR PERFORMANCE - A high percentage of executives' total compensation is composed of short-term and long-term variable pay directly linked to the performance of the Company. The Committee believes that this structure aligns the executives' interests with the interest of the stockholders.

         COMPETITIVENESS - Total compensation programs are designed to provide executives with an opportunity to earn at a level above the median industry practices and market competitors, when Company performance exceeds industry norms and that of its competitors. This enables the Company to significantly challenge its management team.

         EXECUTIVE OWNERSHIP - A major component of variable pay is equity based compensation. This links management's interests with stockholders' interests and properly balances rewards for long-term vs. short-term results.

         MANAGEMENT DEVELOPMENT - Total compensation programs are designed to attract and retain individuals with the leadership skills and other key competencies required to shape the Company's future. This is based on the belief that the Company's human resources can provide a competitive advantage in the marketplace.

COMPONENTS OF EXECUTIVE PAY

The components of total pay for all executives are base salary, annual incentives, long-term incentives, and benefits. The Committee annually reviews total compensation for the Company's executives, as well as each component of compensation. This involves a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups, including companies of comparable size. Competitive data are provided by independent compensation consultants at the request of the Committee.

BASE SALARY - Base salary is generally set at a range of ten percent plus or minus the median salary offered by companies of comparable size. An individual executive's base salary, as well as increases, are based on the executive's performance, experience, and reference to competitive rates for jobs with comparable content. Actual salary adjustments for executives are determined on a case by case basis and vary based on factors including performance, job content, and pay position within a range, with no one factor given any particular weighting.

ANNUAL INCENTIVES - Under the Company's annual Management Incentive Plan, a target annual incentive is established for all participants in the form of a percentage of base salary. Target awards under the annual incentive plan vary from 20% to 70% of base salary, with the maximum awards varying from 30% to 120% of base salary. There is no minimum award under the plan. These targets provide executives with the opportunity to exceed competitive annual incentive levels if the Company's performance significantly exceeds standard industry benchmarks. Performance is measured against predetermined financial goals as reviewed and approved by the Committee.

For the Chief Executive Officer and the corporate officers, incentive awards are based on two equally weighted components. One is year-over-year growth in net income and the other is return on stockholders' equity. For operating executives, incentive awards are based on two key criteria. One is year-over-year growth in income from operations and the other is return on funds employed. Company performance is measured against a predetermined scale with minimum thresholds applicable to each performance component under which no portion of an incentive award is earned. An absolute threshold, related to year-over-year growth in net income, must be achieved before any incentive award may be earned by the Named Executives.

LONG-TERM INCENTIVES - Long-term incentives are provided in the form of stock options and restricted stock under the 1999 Stock Awards Plan and predecessor plans.

         STOCK OPTIONS - Incentive stock options or non-qualified stock options may be granted to provide executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock. Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. All individual stock option grants are reviewed and approved by the Committee.

         Normally stock options are granted annually to executive officers and key management personnel. The exercise price of such stock options has always been set at the fair market value on the date of the grant. The Company has never re-priced any stock option grant.

         RESTRICTED STOCK - Restricted stock awards are intended to be a mechanism for aligning management and stockholders' interests and to assure retention of key selected executives. The Company's long-term performance ultimately determines the compensation value derived from restricted stock, since the value is dependent on the long-term growth of the Company's stock price. Only two restricted stock awards have been granted in the last eight years. These awards were made to retain the Chief Executive Officer and the Chief Operating Officer as part of the Company's management succession process.

BENEFITS - Certain employee benefits are provided to executives as part of the total compensation program. Generally the benefits offered to executives are largely those offered to the general employee population, except for incremental amounts of life insurance. Additionally, executive officers are provided non-cash personal benefits such as tax and financial planning, health exams, club memberships, and company cars. Two of the Named Executives are also covered by a Supplemental Executive Retirement Plan.

SECTION 162(m) COMPLIANCE - Section 162(m) of the Internal Revenue Code of 1986 places a $1,000,000 cap on the amount of compensation which may be deducted for each of the Named Executives. The Company has studied this cap and intends to take the necessary steps to conform its compensation to comply with Section 162(m).

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. DeWinter's base salary was increased during fiscal 2000 to an annual rate of $380,000, competitive with the median base salary paid to chief executive officers of comparably sized corporations.

In fiscal 2000, Mr. DeWinter had a target annual incentive level of 70% of base salary. In accordance with the annual Management Incentive Plan and based on the Company's growth in net income of 20.6% and return on shareholders' equity of 15.4% for fiscal 2000, Mr. DeWinter was awarded an incentive of $252,700, or 67% of his base salary.

During fiscal 2000, the Committee approved a stock option grant to Mr. DeWinter of 44,000 shares. This grant is consistent with competitive practices of companies in related industries, and of comparable size. The grant also reflects the Committee's recognition of Mr. DeWinter's leadership in achieving the Company's past performance, as well as its expectation for his future contributions.

The Committee believes that the policies and programs described above have supported the strategic business objectives leading to the increased shareholder value of the Company over the last five-year period.

                                             COMPENSATION AND STOCK OPTION
                                             COMMITTEE

                                             Charles W. Denny, Chairman
                                             Daniel T. Carroll
                                             Eugene P. Nesbeda
                                             Ann F. Hackett
                                             Alan L. Shaffer

                             AUDIT COMMITTEE REPORT

To the Board of Directors of Woodhead Industries, Inc.:

We have reviewed and discussed the Company's audited financial statements as of and for the year ended September 30, 2000.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We also have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and we have discussed with the independent auditors their independence.

As a result of the review and discussions referred to above, we recommend to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                             AUDIT COMMITTEE

                                             Dale A. Miller, Chairman
                                             Linda Y. C. Lim
                                             Sarilee K. Norton
                                             Alan L. Shaffer

The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Russell 2000 Index and the Dow Jones Electrical Components Group over the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 2000 Index and the Dow Jones Electrical Components Group on October 1, 1995 with all dividends reinvested).


                               [PLOT POINTS CHART]


                                        DOW JONES
                                        ELECTRICAL
          FISCAL        WOODHEAD        COMPONENTS          RUSSELL
           YEAR        INDUSTRIES         GROUP              2000
          ---------------------------------------------------------
          10/95          $ 100            $ 100             $ 100
          10/96          $  93            $ 123             $ 113
          10/97          $ 151            $ 163             $ 151
          10/98          $  78            $ 158             $ 122
          10/99          $  81            $ 205             $ 144
          10/00          $ 164            $ 226             $ 144

SEVERANCE AGREEMENTS

The Company has entered into severance agreements with certain key employees, including Messrs. DeWinter, Lemaitre, Andersen, Rees and Tortorello, which provide for the payment of compensation and benefits in the event of termination of employment following a change in control of the Company. The agreements generally define "change in control of the Company" as (i) the acquisition of 25% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in the majority of the Company's Board of Directors over a two-year period; or (iii) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets or the merger or consolidation of the Company with any other corporation, unless the Company's shareholders continue to hold at least 80% of the combined voting power of the voting securities of the Company or the surviving entity.

The original term of the severance agreements is three years; provided, however, that each October 1 the agreements will be extended for an additional year unless the Company provides proper notice of its intention not to extend the agreements. If a change in control of the Company occurs during the original or extended term, the agreements will continue in effect until the later of (i) the original or extended term or (ii) twenty-four months beyond the month in which the change in control occurs. In no event will the term of an agreement extend beyond the date the executive attains age sixty-five.

An executive whose employment is terminated following a change in control of the Company generally will receive compensation pursuant to the severance agreement only if the termination was by the Company without "cause" or by the executive for "good reason" as those terms are defined in the agreements. In addition to the ordinary compensation and benefits (excluding severance) to which any terminating employee would be entitled, the severance agreements provide the following additional benefits payable after a change in control of the Company to executives who are terminated without cause or who resign for good reason:
(i) three times the sum of the executive's base salary and target bonus, provided, however, that if the executive is within three years of normal retirement age, then this amount is reduced pro rata; (ii) continued health care coverage and life insurance coverage for up to 36 months; (iii) a cash payment equal to the difference between the fair market value of the Company's stock and the exercise price of unexercised options for the Company's stock times the number of shares represented by the unexercised options; (iv) a cash payment equal to the present value of the accrued benefit under the Retirement Plan and the account balance in the Profit Sharing Plan to the extent that either is not fully vested; (v) the payment of any federal excise taxes; and (vi) the reimbursement of all legal and accounting fees and expenses incurred as a result of such termination.

The Company has established a trust which, in the event of a change in control of the Company, will be funded to ensure payment to all key employees of the compensation and benefits described herein.

RETIREMENT PLANS

The Company provides Retirement Plans which cover the employees of the Company and its subsidiaries; excluding, however, those employees who are members of groups which have not adopted the Plans, groups covered by collective bargaining agreements that do not provide for participation in the plans and the employees of certain foreign subsidiaries(including Mr. Rees). The Plans are funded entirely by the Company and provide pension benefits upon retirement at age 65.


                            Estimated Annual Normal Retirement Pension
Five-Year                    Based Upon the Indicated Benefit Service
Average                      ----------------------------------------
Compensation       10 Years     15 Years     20 Years     25 Years     30 Years
------------       --------     --------     --------     --------     --------
$ 50,000           $ 3,894      $ 5,841      $ 7,788      $ 9,735      $11,682
  75,000             6,894       10,341       13,788       17,235       20,682
 100,000             9,894       14,841       19,788       24,735       29,682
 125,000            12,894       19,341       25,788       32,235       38,682
 150,000            15,894       23,841       31,788       39,735       47,682
 170,000            18,294       27,441       36,588       45,735       54,882

The Plan for the Company and its U.S. subsidiaries provides pension benefits upon retirement at age 65 equal to 1.2% of the participant's average annual compensation multiplied by years of credited service up to 30 years, reduced by
 .6% of final average compensation (which reflects reductions for social security benefits) up to covered compensation multiplied by years of credited service up to 30 years. Participants are fully vested in their accrued pension benefits after five years of service. The Plans provide for early retirement at age 55 with 10 years' continuous employment. In the event of the death of an active participant who has completed 5 years of service, provision is made to pay a benefit of monthly income for life to the participant's surviving spouse equal to 50% of the benefit which would have been payable to the participant.

Annual amounts of normal retirement pension payable under the Plans are illustrated in the above table. The illustration assumes retirement as of October 1, 2000 at the normal retirement age of 65. Benefits were computed on a straight life annuity basis. The number of years of service, as of October 1, 2000 for each of the executive officers listed in the summary compensation table(excluding Mr. Rees) was as follows: Mr. DeWinter-14 years, Mr. Lemaitre-1 year, Mr. Tortorello-13 years, and Mr. Andersen-6 years.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Woodhead Industries, Inc. Supplemental Executive Retirement Plan ( the "SERP") is a non-qualified and unfunded plan designed to provide supplemental retirement benefits to selected key employees of the Company who have forfeited potential retirement benefits from former employers and/or who are subject to statutory or regulatory restrictions on qualified plan benefits. The supplemental benefit payable to each participant who retires on or after his normal retirement age is equal to sixty percent (60%) of his average monthly compensation, less the sum of (i) his "Primary Social Security Benefit" and (ii) the actuarial equivalent of any retirement benefits to which such participant is then entitled under any other retirement plan or arrangement maintained by the Company. A participant's average monthly compensation is one-sixtieth (1/60) of the aggregate of such participant's base salary and bonus award for the five highest consecutive Plan Years (as defined in the Retirement Plan). The SERP provides for early retirement (before age 65) under certain conditions with reduced benefits. The supplemental benefit to which a participant may be entitled under the SERP will be paid as a lump sum benefit at retirement. Messrs. DeWinter and Jennings are the only Named Executives currently covered by the SERP who would be entitled to benefits thereunder. The estimated lump sum benefits under the SERP that would be received by these Named Executives, if each retired at age 65, are as follows: Mr. DeWinter, $2,055,078; Mr. Lemaitre, $2,160,996. The amounts assume that these Named Executives will continue to work for the Company until their normal retirement dates and that their earnings will remain the same as in fiscal year 2000.

The Company has established a trust which, in the event of a change in control of the Company, will be funded to ensure payment to all participants of the benefits described herein.

PROFIT SHARING PLANS

The Company provides Profit Sharing Plans which cover the employees of the Company and its subsidiaries excluding those employees who are members of groups which have not adopted the Plans, groups covered by collective bargaining agreements that do not provide for participation in the plans and employees of certain other subsidiaries(including Mr. Rees). The plans are funded by the Company and annual profit sharing contributions are, under most plans, 5% of annual pretax profits, as defined, but not exceeding 15% of the aggregate compensation paid to participants during the year. The contributions, together with non-vested amounts forfeited by reason of terminations of employment during the year, are allocated among the accounts of participants in accordance with a formula based on participants' covered compensation. The amounts so allocated are invested by the plan trustee, at the direction of each participant, in various investment alternatives. A participant's account is vested in annual increments of 20% for each of five years in which the participant completes 1,000 hours of service, and is fully vested after five years of service. The accounts, however, are automatically vested upon death, permanent disability or reaching age 65. Distribution of a participant's vested account balances is normally made upon termination of employment in the form of a single payment or installment payments.

The Plan for the Company and its U.S. subsidiaries also provides employees the opportunity for tax-deferred savings pursuant to Section 401(k) of the Internal Revenue Code of 1986. The Plan allows participants to make elective deferrals of up to 15% of their eligible compensation, not to exceed the maximum amount allowable by law. The Company will make matching contributions of 50% of the amount (up to 4% of the participant's eligible compensation) a participant defers to the Plan.

Employee contributions and income derived therefrom are 100% vested and nonforfeitable. Amounts credited to participant accounts which are attributable to the Company's matching contributions (and any income derived therefrom) are vested in annual increments of 20% for each of five years in which the participant completes 1,000 hours of service, and are fully vested after five years of service.

MANAGEMENT INCENTIVE PLAN

The Management Incentive Plan is administered by a Corporate Management Committee under the direction of the Compensation and Stock Option Committee of the Board of Directors. Participants include officers and other key employees who can make significant contributions to the profitable growth of the Company. In general, a minimum increase in the Company's net income over the prior year must be achieved before any payments can be made under the Plan.

Each eligible participant shall have defined in advance of the fiscal year a range of incentive opportunity, including a maximum bonus amount, which is expressed as a percent of the participant's base salary. Corresponding with the incentive opportunity are pre-established performance targets that must be achieved before the incentive award is earned. These performance targets are related to the specific strategic objectives of each of the business units. These targets may include, but are not limited to, return on stockholders' equity, return on funds employed, achievement of key organizational goals and income from operations. Maximum payments may range from 30% to 120% of a participant's base salary.

STOCK COMPENSATION PLANS

The Company has adopted stock compensation plans, from time to time, for the benefit of certain key employees of the Company and its subsidiaries. There are currently four plans, the 1990, 1993, 1996 and 1999 Stock Awards Plans (the "1990 Plan", "1993 Plan", "1996 Plan" and "1999 Plan") under which options have been granted and remain unexercised. No shares are currently available for the granting of options under the 1990 Plan. Presently there are approximately 330 employees eligible to participate. These plans are administered by the Compensation and Stock Option Committee of the Board of Directors. Under these plans, options are granted to eligible employees to purchase Company stock. The employees who are granted options, the number of shares covered by an option, and the option price are determined by the Compensation and Stock Option Committee. The option price, however, may not be less than the fair market value of the stock at the time of the grant. Options under all plans expire not later than ten years after grant. The optionee generally must exercise his option within 30 days of termination of employment with the Company or one of its subsidiaries. Termination of employment for death or disability may extend the post-employment period in which options may be exercised to up to two years, while retirement at age 55 or older may extend that period to up to five years. Options are not transferable except in the case of the optionee's death.

The plans permit an optionee to acquire stock pursuant to an option either by paying cash or by exchanging Company stock at its then fair market value, or by a combination of cash and stock. The plans provide for the granting of non-qualified options in addition to or instead of incentive stock options.

Also, the 1990 Plan, 1993 Plan, 1996 Plan and 1999 Plan authorize the Compensation and Stock Option Committee to grant restricted stock with such restriction periods as it may designate. During the restriction period, the restricted stock may not be sold, assigned, pledged or otherwise transferred. Except for the restrictions on transfer and such other restrictions as the Compensation and Stock Option Committee may impose, a participant has all the rights of a holder of the Company's Common Stock including, but not limited to, voting and receiving dividends. To date, only two awards of restricted shares have been granted.

ITEM 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants for the fiscal year ending September 29, 2001, subject to ratification by the stockholders. Arthur Andersen LLP has examined the financial statements of the Company each fiscal year since 1961. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if such person desires.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.


PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Woodhead Industries, Inc., Three Parkway North, Suite 550, Deerfield, Illinois 60015, no later than August 25, 2001.

The Company's By-laws provide that nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors. Stockholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Stockholders wishing to make such nominations may contact the Secretary of the Company to determine the proposed date of such annual meeting. The By-laws further provide that the notice shall set forth certain information concerning such stockholder and his nominee(s), including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

GENERAL

The Company has mailed to all stockholders, concurrently with this Proxy Statement, its annual report for the year ended September 30, 2000. Proxies will be solicited by mail. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons. The expense of such solicitation will be paid by the Company. In addition, the Company has retained
D. F. King & Co., Inc. to assist them in the solicitation of proxies from stockholders. For such services, the Company will pay D. F. King & Co., Inc. a fee not to exceed $5,000 plus out-of-pocket expenses. If any matters other than those referred to in the Notice of Annual Meeting should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment. Management does not know of any business other than that referred to in the Notice which may properly be considered at the meeting.

                                              By order of the Board of Directors



                                              Robert J. Tortorello
                                              Secretary

                                                                      APPENDIX A

                            WOODHEAD INDUSTRIES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER


PURPOSE

The purpose of this statement is to set forth the mission, composition, and responsibilities of the Audit Committee of the Board of Directors.

MISSION

The mission of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting policies, and the quality and integrity of the financial reports of the Corporation. In so doing, the Audit Committee is charged with understanding, assessing, and monitoring the corporate control environment and with overseeing the ethical behavior of the Corporation and its employees. The Audit Committee must maintain free and open lines of communication between the directors, the independent auditors, the internal auditors, and the management of the Corporation in order to facilitate its mission.

COMPOSITION

The Board of Directors shall designate annually at least three outside directors to serve as members of the Audit Committee and appoint one of such directors as the Chairperson of the Committee. Membership on the Audit Committee shall be restricted to "independent" directors within the meaning of the NASDAQ rules and, as such, shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall be financially literate. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or senior officer with financial oversight responsibilities.

Two Committee members shall constitute a quorum of the Committee.

RESPONSIBILITIES

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee shall review and reassess the adequacy of the Committee's Charter annually. To fulfill its responsibilities and duties, the Audit Committee shall:

1. Review and recommend the independent auditors to be selected to audit the books of the Corporation and its subsidiaries, the proposed scope and timing, and the fees to be paid for the work performed.

2. Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding of the replacement or termination of the independent auditors when circumstances warrant.

3. Oversee the independence of the Corporation's independen auditors by, among other things:

         (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Corporation; and

         (ii) actively engaging in a dialog with the independent auditors with respect to any relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditor's independence.

4. Instruct the Corporation's independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, And that the Board and Committee are responsible for the selection (subject to shareholder approval), evaluation and termination of the Corporation's independent auditors.

5. Meet with the independent auditors and financial management of the Corporation to review the results of the audit for the current year. Also, review the financial statements of the annual report with the independent auditors and the Corporation's management to determine that the disclosures and content are complete and accurate.

6. Ensure that the Corporation's interim financial statemen included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors using professional standards and procedures for conducting such reviews.

7. Review the performance of the Internal Audit Department including the independence and authority of its reporting obligations, the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining the most effective balance between the external and internal auditing resources.

8. Review with the independent auditors, the internal auditors, and financial and accounting personnel, the quality and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls are desirable. Particular emphasis should be given to the quality of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Committee shall ascertain that the independent auditors' recommendations have been implemented timely.

9. Review periodically the Corporation's conformance to its policy on Code of Ethical Business Conduct.

10. Provide sufficient opportunity for the independent and internal auditors to meet separately with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation which the independent auditors received during the course of their audit.

11. Prepare a report to be included in each annual proxy statement of the Corporation which states, among other things, whether the Committee has:

         (i) reviewed and discussed the audited financial statements with management;

         (ii) discussed with the independent auditor the matters that the auditors are required to discuss with the Audit Committee;

         (iii) received of the written disclosure from the independent auditors regarding the relationships that the auditors are required to deliver and has discussed with the auditors the auditor's independence and light of that disclosure; and

         (iv) recommended to the Board of Directors, based on the review and discussions referred to in (i) through (iii) above, that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

12. Upon adoption of a final rule by NASDAQ, the Committee shall ensure that the Corporation promptly provide NASDAQ with written confirmation regarding:

         (i) Any determination that the Board has made regarding the independence of the Committee members;

         (ii)     The financial literacy of the Committe members;

         (iii) The determination that at least one of the Committee members has accounting or related financial management expertise;

         (iv) The annual review and reassessment of the adequacy of the Committee's charter.

13. Report to the Board of Directors at its next regular meeting all activities of the Audit Committee since its previous report.

14.      Perform such other duties as the Board of Directors may so direct.

                WOODHEAD INDUSTRIES, INC.
                Proxy Solicited on Behalf of the Board of Directors of Woodhead Industries, Inc. for Annual Meeting on January 26, 2001

        The undersigned holder of Common Stock of Woodhead Industries, Inc. hereby appoints Philippe Lemaitre and Sarilee K. Norton or either of them, with full power of substitution, to act as proxy for and to vote the stock of the undersigned at the Annual Meeting of Stockholders of Woodhead Industries, Inc. to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois on January 26, 2001, or any adjournment or postponement thereof:

1. ELECTION OF DIRECTORS
      Nominees:
      Linda Y. C. Lim      Dale A. Miller      Alan L. Shaffer

      _____FOR ALL         _____WITHHOLD ALL   _____FOR ALL (Except Nominee(s)
                                                             inserted below)

                                             -----------------------------------

2. Ratification of the appointment of Arthur Andersen LLP as independent public accountants.

               _____FOR       _____AGAINST       _____ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

   If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             -----------------------------------
                                                         Signature

                                             -----------------------------------
                                                         Signature


                                             Dated_______________________, 200__

                                             Please mark, sign, date and return
                                             this proxy card promptly using the
                                             enclosed envelope.